Exhibit 99.1

SS Innovations Enters Licensing Agreement with Johns Hopkins University

Company’s flagship SSi Mantra surgical system now installed at the university’s Baltimore campus

Fort Lauderdale, FL., October 12, 2023 - News Direct - SS Innovations International, Inc. (the “Company” or “SS Innovations”) (OTC: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today announces it has entered into an agreement with Johns Hopkins University and has installed its SSi Mantra surgical robotic system at the university’s campus in Baltimore, MD.

Under the terms of the agreement, SS Innovations has installed one system at the Johns Hopkins Minimally Invasive Surgical Training and Innovation Center (MISTIC), where the next generation of surgeons and health care providers are trained in the use of the latest technological and procedural medical advancements. SS Innovations and the MISTIC team will share the benefits of these combined research activities.

Dr. Sudhir Srivastava, Chairman of the Board and Chief Executive Officer of SS Innovations, said, “We are pleased and proud to announce that SS Innovations’ flagship surgical robotic device, the first device of its kind to be made in India, has been installed at the Johns Hopkins University in Baltimore, MD.

“This agreement marks the beginning of a co-development partnership pact to advance to broader procedural applications of medical robotics. Robotic surgery offers clear benefits to hospitals, surgeons and patients, with its improved accuracy and reduced risk of pain and infection. Our mission is to use our SSi Mantra to bring this gold standard of medical care to the vast populations throughout the world who currently lack access to this type of precision surgery.

“The SSi Mantra is one of the only systems in the world to be distinctly cost-effective with broad-spectrum surgical applications, including cardiovascular, thoracic, and head and neck surgery. It has been granted regulatory approval in India, the United Arab Emirates and Guatemala and is clinically validated in more than 40 different types of surgical procedures. We are currently working to secure regulatory approvals in the United States and Europe in 2024 and 2025.”

SS Innovations’ SSi Mantra surgical robotic system will be managed onsite at the Johns Hopkins Hospital and will be operated by the university’s lab teams. The two organizations will also launch a knowledge forum showcasing demonstrations and discussions for the benefit of the global medical robotics community.

About SS Innovations International, Inc.

SS Innovations International, Inc. (OTC: SSII) is a developer of innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger part of the global population. SSII’s product range includes its proprietary “SSi Mantra” surgical robotic system, and “SSi Mudra”, its wide range of surgical instruments capable of supporting a variety of surgical procedures including robotic cardiac surgery. SSII’s business operations are headquartered in India and SSII has plans to expand the presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions, globally. For more information, visit SSII’s website at ssinnovations.com or LinkedIn for updates.

About SSi Mantra

Supporting advanced, affordable, and accessible robotic surgery, the SSi Mantra Surgical Robotic System provides the capabilities for multi-specialty usage including cardiothoracic, head and neck, gynecology, urology, general surgery and more. With its modular robotic arms, 3D 4K vision open-console design and superior ergonomics, the system engages with the surgical team to improve safety and efficiency during procedures. The SSi Mantra system has received Indian Medical Device regulatory approval (CDSCO), Ministry of Health approvals in the United Arab Emirates and Guatemala and is clinically validated in India in more than 40 different surgical procedures. The company expects to seek regulatory approvals from the US Food and Drug Administration (FDA) and CE Mark in Europe in 2024 and 2025.

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations International’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

For more information:

PCG Advisory

Stephanie Prince

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